UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 17, 2024
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ALICO, INC.
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(Exact name of registrant as specified in its charter)
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Florida	0-261	59-0906081
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10070 Daniels Interstate Court, Suite 200, Fort Myers, FL 33913
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(Address of principal executive offices)(Zip Code)
239-226-2000
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(Registrant’s telephone number, including area code)
Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ALCO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 17, 2024, Alico, Inc. (the “Company”) entered into a Sixth Amendment to Credit Agreement (the “Amendment”) in order to amend its amended and restated credit agreement dated as of December 1, 2014, as amended to date, by and among the Company, Alico Land Development, Inc., Alico Fruit Company, LLC, Metropolitan Life Insurance Company, and New England Life Insurance Company (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Among other things, the Amendment (i) increases the borrowing capacity under the revolving line of credit (the “RLOC Loan”) from $25 million to $95 million, subject to such limitations on disbursements as set forth in the Amendment and (ii) extends the maturity date of its revolving credit facility thereunder to May 1, 2034 (the “Maturity Date”). The RLOC Loan is secured by real property, consisting of approximately 36,800 gross acres of citrus land. In addition, in connection with the Amendment, the Company paid off its current borrowings under the $70 million working capital line of credit, subject to cancellation of its outstanding letters of credit, with Rabo Agrifinance, Inc. and replaced the Rabo Agrifinance working capital line of credit, which was due to mature on November 1, 2025.

In addition, under the Amendment, funds from the RLOC Loan may be used by the Company for general corporate purposes. The RLOC Loan floating interest rate shall be equal to the sum of (i) the RLOC SOFR Credit Spread (as defined in the Amendment) plus (ii) the United States One (1) Month Term Secured Overnight Financing Rate as determined by MetLife Investment Management, LLC. The RLOC Loan repayment shall be in interest only until the Maturity Date, and accrued interest on the outstanding principal balance shall be payable on October 1, 2024 and quarterly thereafter. Beginning August 25, 2025 and payable annually, the Company shall pay an unused commitment fee calculated according to the terms of the Amendment. In addition, subject to the terms and conditions specified in the loan documents, the Company may request, subject to specified terms, RLOC advances on the RLOC Loan and each advance shall be in an amount not less than $1 million. In any event of default under the loan documents, the default interest rate shall be 15% per annum.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above regarding the Amendment is incorporated by reference under this Item 2.03.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2024	ALICO, INC.

	By:	/s/ Bradley Heine

Bradley Heine
Chief Financial Officer